Exhibit 99.1

Tidewater to Present at the 18th Annual Burkenroad Reports Investment Conference

NEW ORLEANS, April 16, 2014 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 18th Annual Burkenroad Reports Investment Conference in New Orleans, Louisiana on Friday, April 25, 2014, at approximately 10:00 a.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the slides used by the presenter.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT:  Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE:  Tidewater Inc.

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